UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 21, 2023

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amended Form 8-K”) is being filed as an amendment to the Current Report on Form 8-K filed by Tenon Medical, Inc. (the “Company”) on December 26, 2023 (the “Original Form 8-K”). The sole purpose of this amendment is to supplement the disclosure in the Original Form 8-K with details of the special meeting of the Company’s stockholders held on January 8, 2024 that was held in adjournment of the special meeting of the Company’s stockholders held on December 21, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its virtual Special Stockholders Meeting (the “Meeting”) on January 8, 2024 at 1:30 p.m. Pacific Time that was a continuation of the adjourned special meeting of the Company’s stockholders that was held on December 21, 2023. A quorum was present for the Meeting.

At the Meeting, Proposal 2 was submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the Securities and Exchange Commission on November 22, 2023. As of the record date, November 9, 2023, a total of 2,471,046 shares of common stock of the Company (“Common Stock”) were issued and outstanding and entitled to vote. The Common Stock constitutes all of the securities of the Company entitled to vote at the Meeting. The holders of record of 1,704,858 shares of Common Stock were present in person or represented by proxy at said meeting. Such amounts represented approximately 68.99% of the Common Stock entitled to vote at such meeting.

At the Meeting, the stockholders did not approve Proposal 2. The votes on Proposal 2 were cast as set forth below:

Proposal No. 2 – To consider and vote on a proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to expressly vest in the Board of Directors of the Company (the “Board”) the authority to issue the preferred stock with powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof as the Board;

For	Against	Abstain
1,134,758	68,811	21,457

Item 8.01 Other Events.

On January 8, 2024, the Company announced that the Company’s Special Meeting of Stockholders, originally held on December 21, 2023, at 10:30 a.m. Pacific Time, and subsequently adjourned and held on January 8, 2024, at 1:30 p.m. Pacific Time, has been adjourned a second time to allow for additional time for stockholders to vote on approval for Proposal 2. The meeting has been scheduled to reconvene on January 30, 2024, at 1:30 p.m., Pacific Time, in virtual-only format at https://www.viewproxy.com/tenonmedicalsm/2023/HTYPE.ASP.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to Proposal 2 set forth in the Company’s proxy statement. The approval needed for Proposal 2 is the majority of outstanding shares of Common Stock of the Company.

A copy of the Company’s press release dated January 8, 2024, titled “Tenon Medical, Inc. Announces Second Adjournment of Special Meeting of Stockholders” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of January 8, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2024	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President